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                                                                   Exhibit 10.21


                   CONFIDENTIALITY & NONCOMPETITION AGREEMENT

         CONFIDENTIALITY & NONCOMPETITION AGREEMENT (this "Agreement"), made and entered into as of November 16, 1999 (the "Effective Date"), by and between GENAISSANCE PHARMACEUTICALS, INC. (the "Corporation"), a Delaware corporation with its principal office at 5 Science Park, New Haven, Connecticut, 06511, and RICHARD JUDSON ("Executive"), an individual who resides at 42 Barker Hill Drive, Guilford, CT 06437.

         WHEREAS, the Corporation and Executive desire to continue their employment relationship on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Corporation hereby promotes Executive to Vice President, Informatics of the Corporation, and Executive hereby accepts such position. Executive acknowledges that this Agreement is not a contract of employment between Executive and the Corporation and that Executive is an employee at will of the Corporation.

         2. COMPENSATION. As compensation for the services to be rendered by Executive to the Corporation as Vice President, Informatics, the Corporation shall pay Executive and provide Executive with the following compensation and enhanced benefits which Executive agrees to accept in full satisfaction for his services:

              a. BASE SALARY. The Corporation shall pay Executive a Base Salary, payable in equal installments at such payment intervals as are the usual custom of the Corporation, but not less often than monthly, at an annual rate of $125,000, less such deductions or amounts to be withheld as shall be required by applicable law (the "Base Salary").

              b. BONUSES. Hereafter, during the Executive's employment with the Corporation, the Corporation may pay Executive bonuses according to the Corporation's existing policies and at the discretion of the Corporation's President who shall review Executive's achievements in meeting the financial and performance goals of the Corporation for its most recent fiscal year. Each bonus, if any, shall be paid in addition to the Base Salary.

              c. ENHANCED BENEFITS. Executive shall be entitled to participate in the Corporation's Stock Option Plan (the "Plan") and the Corporation shall grant Executive an option to purchase a total of 50,000 shares of the Corporation's common stock at an exercise price per share equal to $3.00 (the "Option"). The Option shall vest ratably over a 4 year period beginning on the date of grant of the Option. The Option shall be set forth


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         in a separate agreement embodying the grant of the Option which shall be otherwise in the form stipulated in the Plan.

         3. INVENTIONS AND IMPROVEMENTS. Executive acknowledges, covenants and agrees that the Corporation shall be the sole owner of all the fruits and proceeds of Executive's services to the Corporation, including but not limited to all writings, inventions, discoveries, designs, systems, processes, software or other improvements relating to the business or products of the Corporation, whether or not patentable, registerable, or copyrightable, which Executive may, alone or with others, conceive, create, develop, produce or make during or as a result of his employment with the Corporation (collectively, the "Invention"), free and clear of any claims by Executive of any kind or character whatsoever other than Executive's rights to compensation hereunder. Executive agrees that he shall disclose each of the Inventions promptly and completely to the Corporation, and shall, at the request of the President of the Corporation, execute such assignments, certificates or other instruments as the President of the Corporation, from time to time deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Corporation's right, title and interest in or to any or all of the Inventions.

         4.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

              a. Executive acknowledges that, in and as a result of his employment by the Corporation, he will be making use of, acquiring and/or adding to the Corporation's Confidential Information (as hereinafter defined). As a material inducement to the Corporation to promote Executive to Vice President, Informatics and to pay Executive the compensation and benefits set forth in this Agreement, Executive covenants and agrees that he shall not, at any time during or following the term of his employment with the Corporation, directly or indirectly divulge or disclose for any purposes whatsoever, any Confidential Information that has been obtained by, or disclosed to, him as a result of his employment with the Corporation. For purposes of this Agreement, "Confidential Information" means, collectively, all confidential matters and materials of the Corporation, including without limitation, the Corporation's proprietary information, inventions, trade secrets, knowledge, data, know-how, intellectual property, systems, procedures, manuals, pricing policies, operational methods and information relating to the Corporation's products, processes, formulae, business plans, marketing plans and strategies, pricing strategies, customer lists, or other subject matters pertaining to the business and/or financial affairs of the Corporation. "Confidential Information" shall not include any information that is in the public domain during the period of Executive's service to the Corporation other than as a result of disclosure by Executive in violation of this Agreement or any other agreement related to Executive's employment with the Corporation.

              b. If Executive is required by a court of competent jurisdiction or other tribunal (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any Confidential Information, Executive may disclose such Information to such tribunal without liability hereunder, PROVIDED, THAT Executive first provides the Corporation with notice of any such


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         requirement(s) as promptly as practicable, but in any case with sufficient timeliness to enable the Corporation to seek an appropriate protective order and/or waive its compliance with the relevant provisions of this Agreement.

         5.   COVENANTS AGAINST COMPETITION.

              a. In view of the unique value to the Corporation of the services of Executive and because of the Confidential Information to be obtained by or disclosed to Executive, as herein above set forth, and as a material inducement to the Corporation to enter into this Agreement and to pay to Executive the compensation and benefits set forth in this Agreement, Executive covenants and agrees that during Executive's employment and for a period of one year after he ceases to be employed by the Corporation for any reason (unless the termination of the Executive's employment by the Corporation is without cause), he will not, except as otherwise authorized by this Agreement, compete in the field of pharmacogenomics with the Corporation or any affiliate of the Corporation, solicit the Corporation's customers or the customers of any of its affiliates in the field of pharmacogenomics, or directly or indirectly solicit for employment any of the Corporation's employees.

              b.   For the purposes of this Agreement:

                   (i) The term "compete" means engaging in the same or any similar business as the Corporation or any of its affiliates in any manner whatsoever, including without limitation as a proprietor, partner, investor, shareholder, member, director, officer, employee, consultant, independent contractor or otherwise, within any geographic area in which the Corporation's products are offered or distributed;

                   (ii) The term "affiliate," when used in reference to any Person (as hereinafter defined), means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the first such Person; and

                   (iii) The term "customers" means all Persons to whom the Corporation or any of its affiliates has provided any product or service, whether or not for compensation, within a period of two
              (2) years prior to the time Executive ceases to be employed by the Corporation.

                   (iv) The term "cause" means material misconduct by the Executive or substantially inadequate performance of his duties of employment.

              c. None of the provisions of this Section 5 shall prohibit Executive from investing in securities listed on a national securities exchange or actively traded over-the-counter so long as such investments are not greater than five percent (5%) of the outstanding securities of any issuer of the same class or issue.


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         6.   REASONABLENESS OF RESTRICTIONS.

              a.   Executive has carefully read and considered the provisions of
         Section 4 and Section 5, and, having done so, agrees that:

                   (i) The restrictions set forth in Section 4 and Section 5, including but not limited to the time period, scope and geographical area of restriction, are fair and reasonable and are reasonably required for the protection of the good will and other legitimate business interests of the Corporation and its affiliates, officers, directors, shareholders, and other employees;

                   (ii) Executive has received adequate consideration for such obligations; and

                   (iii) Such obligations do not prevent Executive from earning a livelihood.

              b.   If, notwithstanding the foregoing, any of the provisions of
         Section 4 or Section 5 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included therein. If any provision of Section 4 or Section 5 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         7. REMEDIES FOR BREACH OF EXECUTIVE'S COVENANTS OF NON-DISCLOSURE AND NON-COMPETITION. Executive recognizes and agrees that the Corporation's remedy at law for any breach of Section 4 or Section 5 would be inadequate as such a breach would cause irreparable harm to the Corporation, and he agrees that, for breach of such provisions, the Corporation shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance.

         8. WAIVER. A party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

         9. GOVERNING LAW. This Agreement shall in all respects be subject to, and governed by, the laws of the State of Connecticut.

         10. SEVERABILITY. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and


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this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

         11. NOTICE. Any and all notices required or permitted herein shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered personally, (b) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by certified mail, or
(c) one day after delivery to a nationally recognized overnight courier service. The parties' respective addresses for such notices shall be those set forth following their respective signatures below, or such other address or addresses as either party may hereafter designate in writing to the other.

         12. ASSIGNMENT. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal and personal representatives, except that the rights and benefits of Executive under this Agreement may not be assigned without the prior written consent of the Corporation. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of any corporation with which or into which the Corporation or its successors may be merged or which may succeed to its assets or business.

         13. AMENDMENTS. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing and signed by the Corporation and Executive.

         14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between Executive and the Corporation with respect to the subject matter hereof and supersedes all existing agreements between the Corporation and Executive with respect to such subject matter. No representations, promises, agreements, or understandings, written or oral, relating to the employment of Executive by the Corporation not contained herein shall be of any force or effect.

         15. REFERENCES TO GENDER AND NUMBER TERMS. In construing this Agreement, feminine or number pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

         16. COUNTERPARTS; HEADINGS; SECTIONS. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of any original but all of which taken together shall constitute but one and the same instrument. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement. All references to "Sections" and "paragraphs" in this Agreement refer to the various corresponding sections and paragraphs of this Agreement.

         17. SURVIVAL. The covenants and agreements contained in Sections 3 through 7 shall survive any termination of Executive's employment with the Corporation.


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         18.  ARBITRATION. Executive and the Corporation will submit any disputes arising under this Agreement to an arbitration panel conducting a binding arbitration in Hartford, Connecticut, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of such arbitration (the "Rules"), and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that nothing herein shall impair the Corporation's right to seek equitable relief for breach or threatened breach of Section 4 or
Section 5. The award of the arbitrators shall be final and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issue or accounting presented to the arbitration panel. The parties hereto further agree that the arbitration panel shall consist of one (1) person mutually acceptable to the Corporation and Executive, PROVIDED that if the parties cannot agree on an arbitrator within fifteen (15) days of filing a notice of arbitration, the arbitration panel shall consist of three (3) persons, one selected by the Corporation, one selected by Executive (or his representative) and one selected by the arbitrators so selected by the parties hereto, or if the parties hereto cannot agree, selected by the manager of the principal office of the American Arbitration Association in Hartford County in the State of Connecticut. All fees and expenses of the arbitration, including a transcript if either party requests, shall be borne equally by the parties. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under the Rules). Any action to enforce or vacate the arbitrator's award shall be governed by the federal Arbitration Act, if applicable, and otherwise by applicable state law. If either the Corporation or Executive pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.


                       THE NEXT PAGE IS THE SIGNATURE PAGE


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         IN WITNESS WHEREOF, the Corporation and Executive have duly executed this Agreement as of the day and year first above written.


                                  CORPORATION:

                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By:
                                     ------------------------------
                                     Name:
                                     Its

                                  Address for Notice Purposes:
                                  5 Science Park
                                  Suite 2103
                                  New Haven, CT 06511

                                  EXECUTIVE:


                                  ----------------------------------
                                  RICHARD JUDSON
                                  Address for Notice Purposes:
                                  42 Barker Hill Road
                                  Guilford, CT 06437


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